Exhibit 23.1

Consent of Independent auditors

We consent to the reference to our firms under the caption “Experts” and to the use of our report dated August 9, 2016, relating to the consolidated financial statements of Technip and its subsidiaries in this Registration Statement on Form S-4 of TechnipFMC Limited.

Neuilly-sur-Seine and Paris-La Défense, September 19, 2016

/s/ PricewaterhouseCoopers Audit	/s/ ERNST & YOUNG et Autres
Edouard Demarcq	Jean-Christophe Goudard